Exhibit 32(b)

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Christopher J. Kenney, Chief Financial Officer of Hallmark Financial Services, Inc. (the "Company"), hereby certify that the accompanying report on Form 10-Q for the quarter ended June 30, 2022 and filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2022	/s/Christopher J. Kenney
Christopher J. Kenney
President and Chief Financial Officer (principal financial officer)